                                                                      EXHIBIT 21
                               BERNARD CHAUS, INC.
                              LIST OF SUBSIDIARIES

NAME OF COMPANY                                 STATE OF INCORPORATION/FORMATION
---------------                                 --------------------------------
Bernard Chaus International (Hong Kong), Inc.   Delaware

Bernard Chaus International (Korea), Inc.       Delaware

Bernard Chaus International (Taiwan), Inc.      Delaware

Chaus Retail, Inc.                              New Jersey

S.L. Danielle Acquisition, LLC.                 New York

Cynthia Steffe Acquisition, LLC.                New York